EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 28, 2003, included in the Form 8-K of First National Bank of Gwinnett for the year ended December 31, 2002 and 2001. We consent to the use of the aforementioned report in the Form 8-K and to the use of our name as it appears under the caption "Experts".

                                                     /s/PORTER KEADLE MOORE, LLP



Atlanta, Georgia
March 16, 2004


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